EXHIBIT 3
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
ARTICLES OF INCORPORATION AND BY-LAWS
The following documents of Navistar International Corporation are incorporated herein by reference:

3.1
Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993. Filed as Exhibit 3.2 to Annual Report on Form 10-K for the period ended October 31, 1993, which was dated and filed on January 27, 1994. Commission File No. 001-9618, and amended as of May 4, 1998.

3.2
Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware effective February 17, 2011. Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on February 17, 2011. Commission File No. 001-09618.

3.3
Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware effective February 21, 2012. Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on February 21, 2012. Commission File No. 001-09618.

3.4
Certificate of Retirement of Stock filed with the Secretary of State for the State of Delaware effective July 30, 2003 retiring the Class B common stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation. Filed as Exhibit 3.2 to Quarterly Report on Form 10-Q for the period ended July 31, 2003, which was dated and filed on September 12, 2003. Commission File No. 001-09618.

3.5
The Amended and Restated By-Laws of Navistar International Corporation effective March 22, 2012. Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on March 22, 2012. Commission File No. 001-09618.

3.6
Certificate of Elimination of Junior Participating Preferred Stock, Series A filed with the Secretary of State for the State of Delaware on June 20, 2012, which has the effect of eliminating the Junior Participating Preferred Stock, Series A originally filed with the Secretary of State for the State of Delaware on July 23, 2007. Filed as Exhibit 3.1 to Current Report on Form 8-K which was dated and filed on June 20, 2012. Commission File No. 001-09618.

3.7
Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A filed with the Secretary of State for the State of Delaware on June 20, 2012 establishing the Series A Preferred Stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation. Filed as Exhibit 3.2 to Current Report on Form 8-K which was dated and filed on June 20, 2012. Commission File No. 001-09618.

E-1